Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                November 15, 1999




                                                   DISTRIBUTION IN DOLLARS
----------------------------------------------------------------------------------------------------------------------------
           ORIGINAL           PRIOR                                                                              CURRENT
            FACE            PRINCIPAL                                                    REALIZED   DEFERRED    PRINCIPAL
 CLASS      VALUE            BALANCE         PRINCIPAL      INTEREST        TOTAL          LOSSES   INTEREST     BALANCE
------   --------------   --------------   ------------   ------------   ------------   ---------   --------  --------------
  A1     357,735,172.00   148,781,921.20   5,031,841.63     723,384.93   5,755,226.56       0.00      0.00    143,750,079.57
  A2      40,000,000.00    16,635,984.70     562,633.15      80,795.43     643,428.58       0.00      0.00     16,073,351.55
   R               0.00             0.00           0.00     390,641.64     390,641.64       0.00      0.00              0.00
------   --------------   --------------   ------------   ------------   ------------   ---------   --------  --------------
TOTALS   397,735,172.00   165,417,905.90   5,594,474.78   1,194,822.00   6,789,296.78       0.00      0.00    159,823,431.12

  SI       8,117,044.50    11,935,491.75           0.00      77,406.49      77,406.49   5,120.17      0.00     15,339,329.14


            FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                        PASS-THROUGH RATES
---------------------------------------------------------------------------      ------------------
           PRIOR                                                 CURRENT                  CURRENT
         PRINCIPAL                                              PRINCIPAL        CLASS   PASS-THRU
CLASS      FACTOR       PRINCIPAL    INTEREST      TOTAL         FACTOR                    RATE
------   ------------  -----------  ----------  -----------    ------------      ------------------
  A1     415.89961750  14.06582865  2.02212415  16.08795279    401.83378885      A1     5.646250%
  A2     415.89961750  14.06582875  2.01988575  16.08571450    401.83378875      A2     5.640000%
------   ------------  -----------  ----------  -----------    ------------      ------------------
TOTALS   415.89961750  14.06582866  3.00406422  17.06989288    401.83378884

  SI   1,470.42334805   0.00000000  9.53628996   9.53628996  1,889.76777693      SI     0.000000%



         IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                   Mina Sharaf
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7765
                          Email: mina.sharaf@chase.com

 [Image]                 (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                        November 15, 1999


 Sec. 4.01(i)      Principal Collections received during the Collection Period      5,635,338.84

                   Interest Collections received during the Collection Period       1,238,104.65

                   Additional Draw Amount                                             112,706.78

 Sec. 4.01(iii)    Floating Allocation Percentage                                      93.346310%

                   Fixed Allocation Percentage                                         98.000000%

 Sec. 4.01(iv)     Investor Certificate Interest Collections                        1,085,955.35

 Sec. 4.01(v)      Investor Certificate Principal Collections                       5,522,632.06

 Sec. 4.01(vi)     Seller Interest Collections                                         77,406.49

                   Seller Principal Collections                                       112,706.78

 Sec. 4.01(xi)     Accelerated Principal Distribution Amount                               10.58

                   Accelerated Principal Distribution Amount Actually Distributed          10.58

 Sec. 4.01(xiii)   Amount Required to be Paid by Seller                                     0.00

                   Amount Required to be Paid by Servicer                                   0.00

 Sec. 4.01(xiv)    Servicing Fee                                                       74,742.80

                   Accrued and Unpaid Servicing Fees                                        0.00

 Sec. 4.01(xv)     Liquidation Loss Amounts (Net of Charge Off Amounts)                     0.00

                   Charge Off Amounts                                                  76,952.30

                   Charge Off Amounts allocable to Investor Certificateholders              0.00

 Sec. 4.01(xvi)    Pool Balance as of end of preceding Collection Period          179,382,727.45

                   Pool Balance as of end of second preceding Collection Period   181,836,966.11

 Sec. 4.01(xvii)   Invested Amount                                                161,852,681.53

 Sec. 4.01(xxi)    Has a Rapid Amortization Event Ocurred?                                    NO

 Sec. 4.01(xxii)   Has an Event of Default Occurred?                                          NO

 Sec. 4.01(xxiii)  Amount Distributed to Credit Enhancer per 5.01(a)(1)                 8,660.99

                   Amount Distributed to Credit Enhancer per 5.01(a)(6)                     0.00

                   Unreimbursed Amounts Due to Credit Enhancer                              0.00

 Sec. 4.01(xxiv)   Guaranteed Principal Distribution Amount                                 0.00

 Sec. 4.01(xxv)    Credit Enhancement Draw Amount                                           0.00

 Sec. 4.01(xxvi)   Amount Distributed to Seller per 5.01(a)(10)                       201,271.28

 Sec. 4.01(xxvii)  Maximum Rate                                                           8.4603%

                   Weighted Average Net Loan Rate                                         8.4603%

 [Image]                 (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION


              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                November 15, 1999

 Sec. 4.01(xxviii)   Minimum Seller Interest                       3,543,842.01

 Sec. 4.01(xxix)     Required Servicer Advance                             0.00

                     Unreimbursed Required Servicer Advance                0.00

                     Required Servicer Advance Reimbursement               0.00

 Sec. 4.01(xxx)      Spread Account Requirement                    2,602,440.37

                     Amount on deposit in the Spread Account       2,602,440.37

                     Spread Account Deposit                           13,241.21

                     Spread Account Withdrawal                       189,370.36


                                  Delinquencies

                                     Group 1
             -----------------------------------------------------
             Period        Number  Principal Balance    Percentage
             -----------   ------  -----------------    ----------
             31-60 days     79      2,655,729.29           1.50%
             61-90 days     18        356,397.09           0.20%
             91-120 days     5        168,835.13           0.10%
             121+ days      28        874,306.53           0.49%
             -----------   ---      ------------           -----
             Total         130      4,055,268.04           2.29%


                              Loans in Foreclosure

                                     Group 1
                     -----------------------------------------
                     Number     Principal Balance   Percentage
                     ------     -----------------   ----------
                       0               0.00            0.00%


                                  Loans in REO

                                     Group 1
                     -----------------------------------------
                     Number     Principal Balance   Percentage
                     ------     -----------------   ----------
                       0              0.00             0.00%

 [Image]                 (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION